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                                                Exhibit 19(ii) Under Form N-1A


                              CONSENT OF COUNSEL


        We hereby consent to the use of our name and to the references to our firm under the caption "Legal Counsel" included in or made a part of the Post-Effective Amendment No. 19 to the Registration Statement on Form N-1A, File No. 33-24848, filed under the Securities Act of 1933, as amended, and Amendment No. 20 to the Registration Statement on Form N-1A, File No. 811-5669, filed under the Investment Company Act of 1940, as amended, of the Fountain Square Funds.


Bloomfield Hills, Michigan              HOWARD & HOWARD ATTORNEYS, P.C.
October 28, 1996                        By:     /s/ Robert C. Rosselot
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                                                Robert C. Rosselot




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